Promissory Note

On this date of October 13, 2009 , in return for valuable consideration received, Blue Atelier Inc (“Blue Atelier”), a Nevada Corporation promises to pay to Eworld Interactive, Inc (“EWRL”), a Florida Corporation, the sum of $35,000 Dollars, together with interest thereon at the rate of 10% per year as further set out below.

The sum of $35,000 represents the amount of the purchase price of $250,000 due to EWRL as of the Closing Date in respect of the purchase of 25,000,000 shares of common stock in EWRL, reduced by any amount advanced to EWRL, as set out in the Stock Purchase Agreement, dated March 30, 2009.

1.	Terms of Repayment: This loan shall be repaid under the following terms:

	1.	Any further payments made to EWRL by Blue Atelier shall be first applied to interest and the balance to the principal.

	2.	Interest shall be 10% per year.

	3.	Any remaining portion of the amount outstanding, including interest shall be due on the maturity date.

	4.	The maturity date shall be 180 days from the date of this Promissory Note.

	5.	The entire unpaid principal and accrued interest thereon, if any, shall become immediately due and payable on demand by the holder of this Note on or after the maturity date.

	6.	Prepayment - This Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments shall first be applied to interest, and then to principal payments in the order of their maturity.

2.	Default - In the event of default, the Blue Atelier agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency.

3.	Modification - No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4.	Transfer of the Note - No transfer of this Note by the Lender or by any subsequent holder of this Note shall take place without the agreement of Blue Atelier.

5.	Severability of Provisions - In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

6.	Jurisdiction - All terms and conditions of this Note shall be interpreted under the laws of State of Nevada.

Signed by the Parties on this date, October 13, 2009.

__/s/ Frank A. O’Donnell___________________ For and on Behalf of Blue Atelier, Inc
__/s/Guy Peckham________________________ For and on Behalf of Eworld Interactive, Inc